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                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. _____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[x ] Soliciting Material Pursuant to ss.240.14a-12



                             LIQUI-BOX CORPORATION.
            -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


  ----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            _________________________________________________________________

      (2)   Aggregate number of securities to which transaction applies:

            _________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction: ________________

      (5)   Total fee paid:__________________________________________________


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:___________________________________________

      (2)   Form, Schedule or Registration Statement No.:_____________________

      (3)   Filing Party:_____________________________________________________

      (4)   Date Filed: __________________________


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MATERIALS FURNISHED PURSUANT TO RULE 14A-12

      The attached press release is being filed by Liqui-Box Corporation (the "Company") with the Securities and Exchange Commission pursuant to SEC Rule 14a-12. In connection with the transactions described in the press release, the Company intends to file a proxy statement and other materials with the Securities and Exchange Commission. Shareholders of the Company are urged to read the proxy statement and these other materials when they become available because they will contain important information. Shareholders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning the Company, at the Securities and Exchange Commission's web site at HTTP://WWW.SEC.GOV. Shareholders of the Company also may obtain for free the proxy statement and other documents filed by the Company with the Securities and Exchange Commission in connection with the above-referenced transactions by directing a request to Liqui-Box Corporation at 6950 Worthington-Galena Road, Worthington, Ohio 43085, Attention: President.

      The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders with respect to the transactions described in the press release. Information regarding these directors and executive officers and their ownership of common shares of the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. Additional information regarding directors and executive officers of the Company and their interests will be included in the proxy statement.

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FOR IMMEDIATE RELEASE


                DUPONT CANADA TO ACQUIRE LIQUI-BOX CORPORATION


HIGHLIGHTS

      o Establishes DuPont Canada as a global leader in the liquid packaging systems market, with a presence in all regions of the world, by creating a Cdn $400 million company;

      o Accretive acquisition expected to contribute to DuPont Canada's earnings in the first 12 months of combined operations;

      o Strong strategic fit of complementary technologies, products, customers and markets positions DuPont Canada for accelerated growth; and

      o   Combined business to operate as Liqui-Box, a DuPont Canada company.

MISSISSAUGA, ONTARIO AND WORTHINGTON, OHIO (MARCH 26, 2002) --- DuPont Canada Inc. (TSE: DUP.A), a leading diversified science company, and Liqui-Box Corporation (NASDAQ: LIQB), a leading manufacturer of packaging systems for pumpable food products for institutional applications, today announced the signing of an agreement for DuPont Canada's wholly owned subsidiary, Enhance Packaging Technologies Inc., to acquire all of the outstanding common shares of Liqui-Box, pursuant to a cash merger transaction, at US$67 per share, for a total purchase price of approximately US$333 million. The transaction is expected to close in May or June, subject to regulatory and Liqui-Box shareholder approval.

DuPont Canada will bring together Liqui-Box's business with that of Enhance, which also provides packaging systems for pumpable foods for retail applications. The new entity will operate as Liqui-Box, a DuPont Canada company, under the leadership of Ash Sahi, Enhance's President and CEO, with operations in North America, South America, Europe and Asia and more than 1,000 employees. The transaction will immediately position DuPont Canada as a leading provider of liquid packaging systems.

"Our agreement with Liqui-Box demonstrates the progress of our long-term strategy to continually reinvent and expand the scope of our business in food, polymers, and safety and security," said Dave Colcleugh, Chairman, President and CEO, DuPont Canada Inc. "It also supports our long-standing commitment to deliver rapid, sustainable growth in value for all stakeholders."

Samuel B. Davis, Chairman of the Board of Liqui-Box, commented, "The acquisition by DuPont Canada is good news for Liqui-Box's customers, suppliers, employees and shareholders. The resulting entity should be a solid, international company with strong capabilities in aseptic and refrigerated liquid food packaging systems, and with significant long-term growth potential. DuPont Canada's cash offer is an attractive opportunity for Liqui-Box shareholders to realize significant value for their shares."

The Liqui-Box board of directors and a special committee of disinterested directors have received an opinion from their financial advisor, McDonald Investments Inc., that the consideration to be received by the shareholders of Liqui-Box is fair from a financial point of view. Liqui-Box's board of directors and the special committee have determined that the acquisition is fair to and in the best interests of the shareholders of Liqui-Box, and have resolved to recommend to shareholders that they approve the transaction. Samuel B. Davis and his son, Samuel N. Davis, who have voting control over approximately 38% of the outstanding common shares on the date hereof, have entered into an agreement with DuPont Canada pursuant to which they have given DuPont Canada an option to buy their shares and have agreed to vote shares under their control in favour of the transaction.

DuPont Canada's subsidiary Enhance Packaging is a world-leading supplier of cost-effective and environmentally friendly turnkey pouch technology solutions for pumpable food and liquid packaging, primarily for the retail market. Specific examples include the milk bag in Canada and the Mini-Sip(TM) in the US market. In May 2001, DuPont Canada acquired Prepac of France, a pioneer in liquid packaging systems and equipment as well as a long-time supplier to Enhance. DuPont Canada's innovative aseptic technology preserves the freshness of beverages and food for up to one year without refrigeration.

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Liqui-Box is a leading manufacturer and supplier of packaging systems for liquids and other pumpable food products to institutional customers through its operations in the US, UK and India. The company's flexible packaging systems are used for everyday products such as soft drink syrups, dairy products, bulk ketchup and mustard and other foods for restaurants, fast food chains and institutions across North America and Europe.

Additionally, Liqui-Box is a profitable cash flow generator and has a solid balance sheet. For the fiscal year ended December 29, 2001, Liqui-Box posted revenue of us$145.2 million, with net earnings of us$13.5 million, or us$3.01 per fully diluted common share.

"As a well-managed company with world-class technology platforms and a 40-year brand heritage, Liqui-Box is well positioned to serve leading blue-chip food companies," Mr. Colcleugh continued. "We expect to realize significant synergies, increased revenue and expanded capabilities, all of which will deliver greater value to customers and shareholders while accelerating DuPont Canada's momentum in the global liquid packaging industry."

Added Ash Sahi, President and Chief Executive Officer of Enhance, "Existing and new customers will benefit from a broader product offering and DuPont Canada's continuing commitment to R&D and high quality customer service. For employees, we expect the internationalization of operations to create additional career and professional development opportunities."

Liqui-Box's and Enhance's product portfolio and technologies, as well as their complementary market presence, will enable the combined unit to offer complete turnkey systems for the liquid packaging of beverages, dairy products or pumpable foods, in retail as well as institutional applications, anywhere in the world.

Lehman Brothers Inc. and CCFL Advisory Services Inc. have advised DuPont Canada regarding this transaction.


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INVESTMENT COMMUNITY AND MEDIA INFORMATION

DuPont Canada Inc. and Liqui-Box management will hold a conference call on Tuesday, March 26, 2002 at 10 a.m. (EST). In North America, the numbers to call to listen to the teleconference are 416-695-5801 or 1-800-478-9326. International callers should dial the country access code, available from their local operator, followed by 800-3276-6311. To access the simultaneous live audio webcast, please visit WWW.DUPONT.CA or WWW.NEWSWIRE.CA/WEBCAST. Participants will require WINDOWS MEDIA PLAYER(TM), which can be downloaded prior to accessing the call. A taped rebroadcast will be available to listeners following the call until April 2, 2002 at midnight. To access the rebroadcast, please dial 416-695-5800 OR 1-800-408-3053, and enter the passcode 1118653.

Following the analyst conference call, there will also be a question and answer session for the media at 11:30 a.m. (EDT). Media in North America who wish to participate should dial 416-695-5806 or 1-800-273-9672. International media should dial the country access code, followed by 800-3276-6333.

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

ABOUT DUPONT CANADA INC.:

DuPont Canada Inc. is a diversified science company, serving customers across Ontario, Canada, and in more than 40 other countries. Headquartered in Mississauga, the company operates manufacturing facilities at seven sites in Canada and one in France, with more than 3,300 employees. For more information about DuPont Canada, please visit the company's website at HTTP://WWW.DUPONT.CA.

ABOUT ENHANCE PACKAGING TECHNOLOGIES INC.:

Based in Whitby, Ontario, Canada, Enhance Packaging Technologies Inc., which includes Prepac of France, supplies films and systems to a wide range of customers including dairies, drink beverage producers, food producers, film converters and industrial customers in 30 countries. Brands include Enhance(R) flexible packaging systems, SclairFilm(R) polyethylene films, Dartek(R) nylon films and Vexar(R) netting. Enhance is also the Canadian master distributor of Mylar(R) polyester films. Recognized for its technological leadership, breadth of product offerings and superior quality and service, Enhance is committed to helping its customers succeed.

About Liqui-Box Corporation:

Liqui-Box Corporation is a leading manufacturer of dispensing packaging systems for liquids and other flowable products, serving the bottled water, beverage, dairy, pharmaceutical, processed food and wine industries. The company specializes in packages with unique dispensing capabilities to be used wherever convenient, airtight, sanitary storage, and delivery of products are critical. Liqui-Box's principal products include rigid blow-molded containers, flexible bag-in-box containers, pouch containers, and customized filling systems.
The company operates nine production facilities in the US, one in the UK and one in India.


FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents which may be filed by DuPont Canada with the Ontario Securities Commission and/or the Toronto Stock Exchange, or by Liqui-Box Corporation with U.S. Securities and Exchange Commission, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

In connection with the above-described transactions, Liqui-Box Corporation intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Liqui-Box Corporation, at the Securities and Exchange Commission's web site at HTTP://WWW.SEC.GOV. Security holders of Liqui-Box Corporation may also obtain for free the proxy statement and other documents filed by Liqui-Box Corporation with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Liqui-Box Corporation at 6950 Worthington-Galena Road, Worthington, Ohio 43085, Attention: President.

Liqui-Box Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Liqui-Box Corporation shareholders with respect to the merger. Information regarding these directors and executive officers and their ownership of Liqui-Box Corporation common stock is contained in Liqui-Box Corporation's Annual Report on Form 10-K for the fiscal year ended December 30, 2000. Additional information regarding these directors and executive officers and their interests will be included in the proxy statement

                                    # # #


FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

DUPONT CANADA INC.                              LIQUI-BOX CORPORATION

INVESTORS:                                      INVESTORS:
Michael Oxley                                   Stewart Graves
Treasurer and Director, Finance                 President
DuPont Canada Inc.                              Liqui-Box Corporation
(905) 821- 5320                                 (614) 888-9280


Media:
Richard Gareau
Manager, Public Affairs
DuPont Canada Inc.
(905) 821-5623

The DuPont Oval is a registered trademark of E.I. du Pont de Nemours and
Company.   DuPont Canada Inc. is a licensee.
Dartek(R), Enhance(TM), Mini-Sip(TM)and Vexar(R)are trademarks of Enhance Packaging Technologies Inc.
Mylar is a registered trademark of DuPont Teijin Films.
SclairFilm(R) is a registered trademark of Nova Chemicals Corporation. Used under license.